Exhibit 10.1
AMENDMENT NO. 1 TO
AMENDED AND RESTATED EXECUTIVE AGREEMENT
     This Amendment No. 1 to Amended and Restated Executive Agreement (the “Amendment”) is effective as of September 28, 2009 and amends that certain Amended and Restated Executive Agreement effective as of June 24, 2008 (the “Original Agreement”) between Huttig Building Products, Inc., a Delaware corporation (the “Company”), and Jon Vrabely (the “Executive”). All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Original Agreement.
     NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, the parties hereto agree that the Original Agreement is amended as follows effective as of the date first above written:
1. Temporary Base Salary Reduction. Paragraph 3(a)(i) of the Original Agreement is hereby amended so that, effective for pay periods beginning on and after September 28, 2009, the Executive’s annual base salary of Four Hundred Thousand Dollars ($400,000.00) (the “Original Base Salary”) shall be temporarily reduced by 10% to an annual base salary of Three Hundred Sixty Thousand Dollars ($360,000.00) (the “Reduced Base Salary”). The Reduced Base Salary shall remain in effect until restored to the Original Base Salary or such other amount in excess of the Reduced Base Salary by action of the Board.
2. No Effect on Severance Payments. Notwithstanding the foregoing, the Executive’s Original Base Salary (or such higher base salary as may be in effect from time to time pursuant to action of the Board) shall be deemed to be his base salary for the purposes of the calculation of any Severance Payment payable to the Executive pursuant to Paragraph 4(a)(i) of the Original Agreement or any termination payment payable to the Executive pursuant to Paragraph 4(b)(iii)(3) of the Original Agreement; that is, any such calculation shall be made without regard to the salary reduction set forth in Section 1 of this Amendment.
3. No Other Changes; Execution in Counterparts. Except as specifically modified by this Amendment, all of the terms and conditions of the Original Agreement shall continue in full force and effect. This Amendment may be executed in counterparts, each of which shall be deemed an original, but of which shall constitute one and the same instrument.

Huttig Building Products, Inc.
By:	/s/ Robert S. Evans
	Name:	Robert S. Evans
	Title:	Chairman

EXECUTIVE:
/s/ Jon Vrabely
Jon Vrabely